GREENLIGHT RE ANNOUNCES SECOND QUARTER 2024 FINANCIAL RESULTS

Premium Growth of 9.1%; 2024 Investor Day to be Held on Tuesday November 19, 2024
GRAND CAYMAN, Cayman Islands – August 6, 2024 – Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today reported its financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights (all comparisons are to second quarter 2023 unless noted otherwise):

•Gross premiums written increased 9.1% to $169.0 million;
•Net premiums earned increased 13.2% to $158.4 million;
•Underwriting income of $0.3 million, compared to $5.4 million;
•Total investment income of $12.6 million, compared to $42.2 million;
•Net income of $8.0 million, or $0.23 per diluted ordinary share, compared to $49.9 million, or $1.32 per diluted ordinary share;
•Combined ratio of 99.8%, compared to 96.2%; and
•Fully diluted book value per share increased $0.26, or 1.5%, to $17.65, from $17.39 at March 31, 2024.

Greg Richardson, Chief Executive Officer of Greenlight Re, stated, “This quarter Greenlight Re continued its measured growth by taking advantage of attractive opportunities. While our underwriting results were negatively impacted by U.S. severe convective storm losses from a single run-off contract, we are pleased with the performance of our overall book of business.”

David Einhorn, Chairman of the Board of Directors, said, “Solasglas had a positive result in a relatively uneventful quarter, with small gains in short and macro positions offset by a small loss in our long positions.”

Second Quarter 2024 Results

Gross premiums written in the second quarter of 2024 were $169.0 million, compared to $154.9 million in the second quarter of 2023. The $14 million increase, or 9.1%, was primarily due to growth in financial, general liability and specialty lines. Earned premiums increased by $18.5 million, or 13.2%, to $158.4 million as the growth in premiums written during 2023 and 2024 continued to earn out.

The Company recognized net underwriting income of $0.3 million in the second quarter of 2024, compared to net underwriting income of $5.4 million during the equivalent period in 2023. The combined ratio for the second quarter of 2024 was 99.8%, compared to 96.2% for the equivalent period in 2023. The current-period catastrophe losses, primarily related to the U.S. severe convective storms, added 8.4% to the combined ratio during the second quarter of 2024.

The Company’s total investment income during the second quarter of 2024 was $12.6 million. The Company’s investment in the Solasglas fund, managed by DME Advisors, returned 1.2%, representing net income of $4.3 million. The Company reported $8.2 million of other investment income, primarily from interest earned on its restricted cash and cash equivalents.

The net income of $8.0 million contributed to the 1.5% increase in fully diluted book value per share for the quarter, which increased to $17.65 per share at June 30, 2024 from $17.39 at March 31, 2024.

The following table summarizes the components of the Company’s combined ratio.

	Second Quarter
Underwriting ratios	2024	2023
Loss ratio - current year	64.8%	63.4%
Loss ratio - prior year	(0.4)%	1.3%
Loss ratio	64.4%	64.7%
Acquisition cost ratio	31.9%	27.4%
Composite ratio	96.3%	92.1%
Underwriting expense ratio	3.5%	4.1%
Combined ratio	99.8%	96.2%
Greenlight Capital Re, Ltd. Second Quarter 2024 Earnings Call

Greenlight Re will host a live conference call to discuss its financial results on Wednesday, August 7, 2024, at 9:00 a.m. Eastern Time. Dial-in details:

U.S. toll free             1-877-407-9753
International            1-201-493-6739

The conference call can also be accessed via webcast at:
https://event.webcasts.com/starthere.jsp?ei=1681118&tp_key=126229da94

A telephone replay will be available following the call through August 12, 2024.  The replay of the call may be accessed by dialing 1-877-660-6853 (U.S. toll free) or 1-201-612-7415 (international), access code 13748042. An audio file of the call will also be available on the Company’s website, www.greenlightre.com.

2024 Investor Day

The Company is set to host its 2024 Investor Day in New York City on Tuesday, November 19, 2024, at 12:00 noon Eastern Time. The event will include a luncheon, detailed presentation from members of the executive management team, and opportunities for live interaction during the Q&A segment.

Attendees must register in advance. To register, please contact Karin Daly, Greenlight Capital Re’s investor relations representative at IR@greenlightre.ky.

The 2024 Investor Day will be held exclusively in-person. An archived webcast will become available on the Company’s website following the event.

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Non-GAAP Financial Measures
In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including fully diluted book value per share and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more thorough understanding of the underlying business. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be used to monitor our results and should be considered in addition to, and not viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements concerning Greenlight Capital Re, Ltd. and/or its subsidiaries (the “Company”) within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on the Company’s behalf. These risks and uncertainties include a downgrade or withdrawal of our A.M. Best ratings; any suspension or revocation of any of our licenses; losses from catastrophes; the loss of significant brokers; the performance of Solasglas Investments, LP; the carry values of our investments made under our Greenlight Re Innovations pillar may differ significantly from those that would be used if we carried these investments at fair value; and other factors described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 5, 2024, as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as to the date of this release, whether as a result of new information, future events, or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.com) provides multiline property and casualty insurance and reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland, and its Lloyd’s platform, Greenlight Innovation Syndicate 3456. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. The Company’s innovations unit, Greenlight Re Innovations, supports technology innovators in the (re)insurance space by providing investment capital, risk capacity, and access to a broad insurance network.

Investor Relations Contact
Karin Daly
Vice President, The Equity Group Inc.
(212) 836-9623
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(expressed in thousands of U.S. dollars, except per share and share amounts)

	June 30, 2024	December 31, 2023
	(UNAUDITED)
Assets
Investments
Investment in related party investment fund, at fair value	$351,468	$258,890
Other investments	73,159	73,293
Total investments	424,627	332,183
Cash and cash equivalents	52,240	51,082
Restricted cash and cash equivalents	561,930	604,648
Reinsurance balances receivable (net of allowance for expected credit losses)	686,743	619,401
Loss and loss adjustment expenses recoverable (net of allowance for expected credit losses)	58,647	25,687
Deferred acquisition costs	83,305	79,956
Unearned premiums ceded	28,184	17,261
Other assets	4,272	5,089
Total assets	$1,899,948	$1,735,307
Liabilities and equity
Liabilities
Loss and loss adjustment expense reserves	$752,757	$661,554
Unearned premium reserves	349,015	306,310
Reinsurance balances payable	76,253	68,983
Funds withheld	18,266	17,289
Other liabilities	8,042	11,795
Debt	61,595	73,281
Total liabilities	1,265,928	1,139,212
Shareholders' equity
Ordinary share capital (par value $0.10; issued and outstanding, 35,321,144) (2023: par value $0.10; issued and outstanding, 35,336,732)	$3,532	$3,534
Additional paid-in capital	487,462	484,532
Retained earnings	143,026	108,029
Total shareholders' equity	634,020	596,095
Total liabilities and equity	$1,899,948	$1,735,307

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
(UNAUDITED)
(expressed in thousands of U.S. dollars, except percentages and per share amounts)

	Three months ended June 30		Six months ended June 30
	2024	2023	2024	2023
Underwriting revenue
Gross premiums written	$168,975	$154,943	$386,233	$341,398
Gross premiums ceded	(14,832)	(9,739)	(38,013)	(20,951)
Net premiums written	154,143	145,204	348,220	320,447
Change in net unearned premium reserves	4,255	(5,261)	(28,286)	(37,855)
Net premiums earned	$158,398	$139,943	$319,934	$282,592
Underwriting related expenses
Net loss and loss adjustment expenses incurred:
Current year	$102,722	$88,740	$206,647	$173,428
Prior year	(689)	1,764	4,712	13,801
Net loss and loss adjustment expenses incurred	102,033	90,504	211,359	187,229
Acquisition costs	50,454	38,293	92,064	79,769
Underwriting expenses	5,811	5,468	12,150	9,407
Deposit interest expense (income), net	(233)	235	643	367
Net underwriting income (1)	$333	$5,443	$3,718	$5,820

Income (loss) from investment in Solasglas	$4,330	$32,782	$22,578	$29,644
Net investment income	8,224	9,369	16,367	17,747
Total investment income	$12,554	$42,151	$38,945	$47,391

Corporate expenses	$4,706	$4,557	$9,081	$10,554
Foreign exchange losses (gains)	932	(4,729)	2,581	(9,660)
Other income, net	(2,724)	(2,866)	(7,759)	(5,032)
Interest expense	1,560	744	2,809	1,520
Income tax expense	435	28	954	82
Net income	$7,978	$49,860	$34,997	$55,747

Earnings per share
Basic	$0.23	$1.46	$1.02	$1.64
Diluted	$0.23	$1.32	$1.01	$1.49

Underwriting ratios:
Loss ratio - current year	64.8%	63.4%	64.6%	61.4%
Loss ratio - prior year	(0.4)%	1.3%	1.5%	4.9%
Loss ratio	64.4%	64.7%	66.1%	66.3%
Acquisition cost ratio	31.9%	27.4%	28.8%	28.2%
Composite ratio	96.3%	92.1%	94.9%	94.5%
Underwriting expense ratio	3.5%	4.1%	4.0%	3.5%
Combined ratio	99.8%	96.2%	98.9%	98.0%
1 Net underwriting income is a non-GAAP financial measure. See “ Key Financial Measures and Non-GAAP Measures” below for discussion and reconciliation of non-GAAP financial measures.

The following tables present the Company’s net premiums earned and underwriting ratios by line of business:

	Three months ended June 30				Three months ended June 30
	2024				2023
	Property	Casualty	Other	Total	Property	Casualty	Other	Total
	($ in thousands except percentage)
Net premiums earned	$18,119	$86,155	$54,124	$158,398	$20,749	$81,446	$37,748	$139,943
Underwriting ratios:
Loss ratio	116.8%	68.0%	41.2%	64.4%	103.1%	60.9%	51.6%	64.7%
Acquisition cost ratio	10.7	36.9	31.0	31.9	19.1	30.5	25.1	27.4
Composite ratio	127.5%	104.9%	72.2%	96.3%	122.2%	91.4%	76.7%	92.1%
Underwriting expense ratio				3.5				4.1
Combined ratio				99.8%				96.2%

	Six months ended June 30				Six months ended June 30
	2024				2023
	Property	Casualty	Other	Total	Property	Casualty	Other	Total
	($ in thousands except percentage)
Net premiums earned	41,476	180,793	97,665	319,934	39,492	165,561	77,539	282,592
Underwriting ratios:
Loss ratio	79.9%	65.6%	61.1%	66.1%	98.6%	66.8%	48.6%	66.3%
Acquisition cost ratio	15.8	32.0	28.3	28.8	19.1	30.5	28.1	28.2
Composite ratio	95.7%	97.6%	89.4%	94.9%	117.7%	97.3%	76.7%	94.5%
Underwriting expense ratio				4.0				3.5
Combined ratio				98.9%				98.0%

GREENLIGHT CAPITAL RE, LTD.
KEY FINANCIAL MEASURES AND NON-GAAP MEASURES

Management uses certain key financial measures, some of which are not prescribed under U.S. GAAP rules and standards (“non-GAAP financial measures”), to evaluate our financial performance, financial position, and the change in shareholder value. Generally, a non-GAAP financial measure, as defined in SEC Regulation G, is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented under U.S. GAAP. We believe that these measures, which may be calculated or defined differently by other companies, provide consistent and comparable metrics of our business performance to help shareholders understand performance trends and facilitate a more thorough understanding of the Company’s business. Non-GAAP financial measures should not be viewed as substitutes for those determined under U.S. GAAP.

The key non-GAAP financial measures used in this news release are:
•Fully diluted book value per share; and
•Net underwriting income (loss).

These non-GAAP financial measures are described below.

Fully Diluted Book Value Per Share

Our primary financial goal is to increase fully diluted book value per share over the long term. We use fully diluted book value as a financial measure in our incentive compensation plan.

We believe that long-term growth in fully diluted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick to monitor the shareholder value generated. Fully diluted book value per share may also help our investors, shareholders, and other interested parties form a basis of comparison with other companies within the property and casualty reinsurance industry. Fully diluted book value per share should not be viewed as a substitute for the most comparable U.S. GAAP measure, which in our view is the basic book value per share.

We calculate basic book value per share as (a) ending shareholders' equity, divided by (b) the total ordinary shares issued and outstanding, as reported in the consolidated financial statements. Fully diluted book value per share represents basic book value per share combined with any dilutive impact of in-the-money stock options (assuming net exercise) and all outstanding restricted stock units “RSUs”. We believe these adjustments better reflect the ultimate dilution to our shareholders.

The following table presents a reconciliation of the fully diluted book value per share to basic book value per share (the most directly comparable U.S. GAAP financial measure):

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Numerator for basic and fully diluted book value per share:
Total equity as reported under U.S. GAAP	$634,020	$624,458	$596,095	$575,865	$561,121
Denominator for basic and fully diluted book value per share:
Ordinary shares issued and outstanding as reported and denominator for basic book value per share	35,321,144	35,321,144	35,336,732	35,337,407	35,272,013
Add: In-the-money stock options (1) and all outstanding RSUs	594,612	585,334	264,870	312,409	312,409
Denominator for fully diluted book value per share	35,915,756	35,906,478	35,601,602	35,649,816	35,584,422

Basic book value per share	$17.95	$17.68	$16.87	$16.30	$15.91
Fully diluted book value per share	$17.65	$17.39	$16.74	$16.15	$15.77
(1) Assuming net exercise by the grantee.

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is by measuring net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management to evaluate the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes this measure follows industry practice and allows the users of financial information to compare the Company’s performance with that of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used to calculate net income before taxes under U.S. GAAP. We calculate net underwriting income (loss) as net premiums earned less net loss and loss adjustment expenses, acquisition costs, underwriting expenses (including related G&A expenses), and deposit interest expense, plus deposit interest income. The measure excludes, on a recurring basis: (1) investment income (loss); (2) other income (expense) not related to underwriting, including foreign exchange gains or losses, and Lloyd’s interest income and expense; (3) corporate G&A expenses; and (4) interest expense. We exclude total investment income or loss, foreign exchange gains or losses, and Lloyd’s interest income or expense as we believe these items are influenced by market conditions and other factors unrelated to underwriting decisions. Additionally, we exclude corporate G&A and interest expenses because these costs are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process, and including them could hinder the analysis of trends in our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income before income taxes.

The reconciliations of net underwriting income to income before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis are shown below:

	Three months ended June 30		Six months ended June 30
	2024	2023	2024	2023
	($ in thousands)
Income before income tax	$8,413	$49,888	$35,951	$55,829
Add (subtract):
Total investment income	(12,554)	(42,151)	(38,945)	(47,391)
Foreign exchange losses (gains)	932	(4,729)	2,581	(9,660)
Other non-underwriting income	(2,724)	(2,866)	(7,759)	(5,032)
Corporate expenses	4,706	4,557	9,081	10,554
Interest expense	1,560	744	2,809	1,520
Net underwriting income	$333	$5,443	$3,718	$5,820